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                                                                    EXHIBIT 24.2

                                POWER OF ATTORNEY


                  KNOW ALL MEN BY THESE PRESENTS, that the undersigned constitutes and appoints Anthony P. Brenner, Raymond J. Hansell and Mitchell L. Hollin, and each of them, his true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments to the Registration Statement on Form S-1, File No. 333-07501, of RMH Teleservices, Inc., and to file the same, with all exhibits thereto, and other documents in connection herewith, with authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or their substitutes, may lawfully do or cause to be done by virtue thereof.


 /s/ RICHARD ALTUS                Chief Financial Officer    September 10, 1996
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